Exhibit 99.1
ECONO-POWER INTERNATIONAL & HOMELAND ENERGY SOLUTIONS, LLC ANNOUNCE INTENT TO FORM JOINT VENTURE AND COMPLETE TECHNOLOGY AGREEMENT FOR FIRST COAL-FUELED ETHANOL PLANT
December 6, HOUSTON — Econo-Power International Corporation (EPIC) today announced they intend to form Homeland Gasification LLC, which they expect to be a jointly owned company with Homeland Energy Solutions, LLC (Homeland Energy). While EPIC and Homeland Energy have not yet negotiated the terms of ownership of the new company, the new company would use EPIC’s proprietary coal gasification technology to supply fuel gas for Homeland Energy’s planned ethanol facility in New Hampton, Iowa.
EPIC and Homeland Energy have negotiated an agreement providing that pending financing of the coal gasification facility and other conditions, the new company would utilize the EPIC Clean Coal Gasification System™ to convert coal to fuel gas to provide process energy for Homeland Energy’s plant. Peabody Energy subsidiary COALTRADE, LLC also is working with Homeland Energy and they anticipate arranging a long-term coal supply agreement for the plant. The coal gasification facility would produce clean fuel from U.S. agricultural products, reducing dependence on foreign energy imports.
The Homeland Energy facility is currently under construction by Fagen, Inc. of Granite Falls, Minn., and upon completion expects to have the capacity to produce 100 million gallons of corn-based ethanol per year. The ethanol plant is expected to start up in the fourth quarter of 2008, and the coal gasification facility is hoped to begin operating in the first quarter of 2009 if the facility is financed successfully.
EPIC, The Clean Coal Gasification Company,™ is a Houston-based coal gasification company with proprietary technology for industrial and medium-sized IGCC plants. EPIC designs, installs, owns and operates facilities using the EPIC Clean Coal Gasification System to supply clean Fuel Gas or Syngas to customers through long-term contracts. The EPIC coal-based system allows customers to stabilize long-term energy prices and remove short-term volatility at a significant discount to natural gas. Visit www.epic-power.com.

This communication contains forward-looking statements that involve future events, future performance and the expected future operations and actions of Homeland Energy Solutions, LLC (“Homeland Energy”). In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only Homeland Energy’s predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in Homeland Energy’s filings with the Securities and Exchange Commission (“SEC”):
•	Changes in Homeland Energy’s business strategy or development plans with respect to its ethanol plant and potential coal gasification facility;
•	Ability to secure adequate debt financing to complete project capitalization for the potential coal gasification facility;
•	Actions taken or not taken by third parties, including Homeland Energy’s investors, suppliers, and competitors, as well as legislative, regulatory, judicial and other government authorities;
•	Construction delays and technical difficulties in constructing the ethanol plant and the potential coal gasification facility;
•	Increases in the price of corn as the corn market becomes increasingly competitive; Homeland Energy’s inelastic demand for corn, as it is the only available feedstock for the ethanol plant; and
•	Overcapacity within the ethanol industry.
Homeland Energy’s actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. Homeland Energy is not under any duty to update the forward-looking statements contained in this newsletter. Homeland Energy cannot guarantee future results, levels of activity, performance or achievements. You should not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this release with the understanding that Homeland Energy’s actual future results may be materially different from what is currently expected. Homeland Energy qualifies all of its forward-looking statements by these cautionary statements.